Exhibit 10.182
WARRANT AGREEMENT

WARRANT AGREEMENT (this “Agreement”), dated as of August 4, 2005 by and between The Immune Response Corporation, a Delaware corporation (the “Company”), and Cheshire Associates LLC, a Delaware limited liability company (the “Warrant Holder”).

W I T N E S S E T H

WHEREAS, the parties have entered into that certain Pledge Inducement Agreement dated as of August 4, 2005 (the “Pledge Inducement Agreement”); and

WHEREAS, the parties and others have entered into that certain Insider Pledge and Escrow Agreement, dated as of August 4, 2005, by and between the Company, the Warrant Holder, Cornell Capital Partners, LP and David Gonzalez, Esq. (the “Insider Pledge and Escrow Agreement”); and

WHEREAS, pursuant to the Pledge Inducement Agreement and the Insider Pledge and Escrow Agreement, the Warrant Holder has agreed to pledge 6,000,000 shares of Company common stock, par value $.0025 per share (“Common Stock”) to Cornell Capital Partners, LP as partial security for the Company obligations under one or more Secured Convertible Debentures to be issued today and/or hereafter by the Company to Cornell Capital Partners, LP, with an aggregate principal amount of up to $2,000,000, and the Company has accordingly agreed to issue to the Warrant Holder warrants (the “Warrants”) to purchase shares of the Company’s common stock, subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Warrants. The Company hereby grants to the Warrant Holder, subject to the terms set forth herein, the right to purchase from the Company at any time and from time to time after the date hereof until 5:00 p.m., New York City local time, on August 4, 2010 (the “Expiration Date”), that number of fully paid and non-assessable shares of Common Stock, subject to adjustment pursuant to Section 3 hereof (the “Shares”), which number of Shares equals 2,000 times the number of days any of the Warrant Holder’s shares remain in pledge under the Insider Pledge and Escrow Agreement. For purposes of this Agreement, the “Exercise Price” shall initially be $0.78, subject to any adjustments pursuant to Section 3 hereof.

2. Exercise of Warrants.

2.1 Exercise. The Warrants may be exercised by the Warrant Holder, in whole or in part, by delivering the Notice of Exercise purchase form, attached as Exhibit A hereto, duly executed by the Warrant Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer or check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). The Purchase Price may also be paid, in whole or in part, by delivery of such purchase form and of shares of Common Stock owned by the Warrant Holder having a Fair Market Value (as defined in Section 2.3 hereof) on the last trading day ending the day immediately preceding the Exercise Date (as defined below) equal to the portion of the Purchase Price being paid in such shares. In addition, the Warrants may be exercised, pursuant to a cashless exercise, by providing irrevocable instructions to the Company, through delivery of the aforesaid purchase form with an appropriate reference to this Section 2.1 to issue the number of shares of the Common Stock equal to the product of (a) the number of shares as to which the Warrants are being exercised multiplied by (b) a fraction, the numerator of which is the Fair Market Value of a share of the Common Stock on the last business day preceding the Exercise Date less the Exercise Price therefore and the denominator of which is such Fair Market Value. For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of Warrants pursuant to this Section 2.1 shall have been made.

2.2 Issuance of Certificates. As soon as practicable after the exercise of the Warrants (in whole or in part) in accordance with Section 2.1 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Warrant Holder shall be entitled upon such exercise and (if applicable) (ii) a new warrant agreement of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrants not exercised by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2.1 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.3 Fair Market Value. The “Fair Market Value” of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is The Nasdaq Stock Market or any national securities exchange, the last sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq Stock Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such System, or (c) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by Pink Sheets LLC; provided, however, that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be reasonably determined, in good faith, by the Board of Directors of the Company (the “Board of Directors”).

3. Adjustments.

3.1 Stock Splits, Stock Dividends and Combinations. If the Company at any time subdivides the outstanding shares of the Common Stock or issues a stock dividend (in Common Stock) on the outstanding shares of the Common Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of Shares subject hereto shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject hereto shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

3.2 Merger or Consolidation. In the case of any consolidation of the Company with, or merger of the Company with or into another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding capital stock of the Company), the entity formed by such consolidation or merger shall execute and deliver to the Warrant Holder a supplemental warrant agreement providing that the Warrant Holder of the Warrants then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrants) to receive, upon exercise of such Warrants, the kind and amount of shares of capital stock and other securities and property receivable upon such consolidation or merger by a holder of the number of Shares for which such Warrants might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall contain provisions which shall be identical to the adjustments provided in Section 3.1 hereof and to the provisions of Section 10 hereof. This Section 3.2 shall similarly apply to successive consolidations or mergers.

3.3 The Exercise Price shall also be subject to adjustment as follows:

(1) Special Definitions. For purposes of this Section 3.3, the following definitions shall apply:

(A) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) “Original Issue Date” shall mean the date of this Agreement.

(C) “Convertible Securities” shall mean any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company on or after the Original Issue Date, other than shares of Common Stock issued at any time:

(i) pursuant to the exercise of options, warrants or other Common Stock purchase rights issued (or to be issued) to employees, officers or directors of, or consultants or advisors to, or any strategic ally of, the Company pursuant to any stock purchase or stock option plan or other arrangement approved by the Board of Directors;

(ii) pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Original Issue Date;

(iii) in connection with the acquisition of all or part of another entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity (including securities issued to persons formerly employed by such other entity and subsequently hired by the Company and to any brokers or finders in connection therewith) where the Company or its stockholders own more than fifty (50%) percent of the voting power of the acquired, surviving, combined or successor company; or

(iv) coming within the definition of Excluded Securities in the Warrant issued this day by the Company to Cornell Capital Partners, LP.

(2) Issuance of Options and Convertible Securities. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options (other than any additional warrants issued to the Warrant Holder or any affiliate thereof in accordance with the terms and provisions of the Note Purchase Agreement) or Convertible Securities without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities by (y) the Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities. Upon each such adjustment of the then-applicable Exercise Price pursuant to the provisions of this Section 3.3(2), the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(3) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued by (y) the Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued. Upon each such adjustment of the then-applicable Exercise Price pursuant to the provisions of this Section 3.3(3), the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(4) Determination of Consideration. For purposes of this Section 3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the net amount of cash received by the Company excluding expenses, discounts and commissions payable by the Company in connection with such issuance or sale and amounts paid or payable for accrued interest.

(ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors net of expenses as set forth in clause (i) above; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration that covers both cash and property other than cash, the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, shall be as reasonably determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Company for the issuance of Options or Convertible Securities pursuant to Section 3.3(2) shall be determined by dividing:

(i) the total amount, received by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities (subject to any adjustments in the exercise price thereof), by

(ii) the number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

3.4 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment of the Exercise Price in accordance with the terms hereof and furnish to each Holder of Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or deemed to have been issued, (ii) the Exercise Price in effect immediately prior to such adjustment or readjustment, (iii) the number of Additional Shares of Common Stock issued or deemed to have been issued and (iv) the number of shares of Common Stock and the amount, if any, of other securities or property that at the time would be received upon the exercise of the Warrants. The Company shall, upon the written request at any time of any Holder of Warrants, furnish or cause to be furnished to such Holder a like certificate setting forth (x) all adjustments and readjustments of the Exercise Price since the Original Issue Date and (y) the Exercise Price then in effect.

3.5 Assurances With Respect to Exercise Rights. The Company shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times, in good faith, assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the Warrant Holder against impairment or dilution.

4. Transfers.

4.1 Unregistered Securities. The Warrant Holder hereby acknowledges and agrees that the Warrants and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering, and the Warrant Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrants or any Shares issued upon exercise of the Warrants in the absence of (a) an effective registration statement under the Act as to the Warrants or such Shares and registration and/or qualification of the Warrants or such Shares under any applicable Federal or state securities law then in effect or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

4.2 Transferability. Subject to the provisions of Section 4.1 hereof, the rights under this Agreement are freely transferable, in whole or in part, by the Warrant Holder, and such transferee shall have the same rights hereunder as the Warrant Holder.

4.3 Warrant Register. The Company will maintain a register containing the names and addresses of the Warrant Holders of the Warrants. Until any transfer of Warrants in accordance with this Agreement is reflected in the warrant register, the Company may treat the Warrant Holder as the absolute owner hereof for all purposes. Any Warrant Holder may change such Warrant Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. No Fractional Shares. Any adjustment in the number of Shares purchasable hereunder shall be rounded to the nearest whole share.

6. Investment Representations. The Warrant Holder agrees and acknowledges that it is acquiring the Warrants and will be acquiring the Shares for its own account and not with a view to any resale or distribution other than in accordance with Federal and state securities laws. The Warrant Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

7. Covenants as to the Shares. The Company covenants and agrees that the shares of Common Stock issuable upon exercise of the Warrants, will, upon issuance in accordance with the terms hereof, be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof imposed by or through the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificates in respect of such shares in a name other than that of the Warrant Holder and the Company shall not be required to issue or deliver such certificates unless or until the person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or it shall be established to the satisfaction of the Company that such tax has been paid. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights imposed by or through the Company, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented under this Agreement.

8. Legend. Any certificate evidencing the Shares issuable upon exercise hereof will bear a legend indicating that such securities have not been registered under the Securities Act or under any state securities laws and may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Securities Act and any applicable state securities law or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

9. Dividends and Other Distributions. In the event that the Company shall, at any time prior to the exercise of all Warrants, declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, properties, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Warrant Holder shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Warrant Holder would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make (and maintain) appropriate reserves to ensure the timely performance of the provisions of this Section 9.

10. Miscellaneous.

10.1 Waivers and Amendments. This Agreement or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by the Warrant Holder.

10.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to the Company:

The Immune Response Corporation
5931 Darwin Court
Carlsbad, CA 92008
Attention: President
Facsimile: (760) 431-8636

With a copy (which copy shall not constitute notice) to:

Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, CA 92122
Attention: Hayden Trubitt, Esq.
Facsimile: (858) 587-5903

(ii) If to the Warrant Holder:

Cheshire Associates LLC
535 Madison Avenue
New York, NY 10022
Attention: Kevin Kimberlin and Bruno Lerer, Esq.
Facsimile: (212) 486-7392

With a copy (which copy shall not constitute notice) to:

Kirkpatrick & Lockhart LLP
1251 Avenue of the Americas, 45th Floor
New York, NY 10020-1104
Attention: Stephen R. Connoni, Esq./Sandip Kakar, Esq.
Facsimile: (212) 536-3901

10.4 Headings. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.

10.5 Closing of Books. The Company will at no time close its transfer books against the transfer of any Shares issued or issuable upon the exercise of the Warrants in a manner that interferes with the timely exercise of the Warrants.

10.6 No Rights or Liabilities as a Stockholder. This Agreement shall not entitle the Warrant Holder hereof to any voting rights or other rights as a stockholder of the Company with respect to the Shares prior to the exercise of the Warrants. No provision of this Agreement, in the absence of affirmative action by the Warrant Holder to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.7 Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

10.8 Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Warrant Agreement to be executed as of the date first written above.

THE IMMUNE RESPONSE CORPORATION

By:
Name:
Title:

CHESHIRE ASSOCIATES LLC

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of any of the Warrants)

Dated:

To: The Immune Response Corporation

The undersigned, pursuant to the provisions set forth in the attached Warrant Agreement, hereby irrevocably elects to (check one of the following):

[_] purchase      shares of Common Stock covered by such Warrant Agreement and herewith makes a cash payment of $     , representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

[_] purchase      shares of Common Stock covered by such Warrant Agreement and herewith delivers      shares of Common Stock having a Fair Market Value (as defined in such Warrant Agreement) as of the last trading day preceding the date hereof, of $     , representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

[_] acquire in a cashless exercise      shares of Common Stock pursuant to the terms of Section 2.1 of such Warrant Agreement.

Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below.

Signature:

Name (print):

Title (if applicable):

Company (if applicable):